Exhibit 32.1

CERTIFICATION PURSUANT TO
EXCHANGE ACT RULE 15d-14(b) AND
18 U.S.C. SECTION 1350

In connection with Amendment No. 1 to the Quarterly Report of Primal Solutions, Inc. (the “Company”) on Form 10-QSB/A for the period ending March 31, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Joseph R. Simrell, Chief Executive Officer and President of the Company, and I, William C. Bousema, Chief Financial Officer and Senior Vice President and Secretary of the Company, each certify, to the best of my knowledge, pursuant to Exchange Act Rule 15d-14(b) and 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes Oxley Act of 2002, that:

i.                  The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

ii.               The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Primal Solutions, Inc. and will be retained by Primal Solutions, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/S/ Joseph R. Simrell
Joseph R. Simrell
Chief Executive Officer
and President
Primal Solutions, Inc.
August 17, 2006

/s/ William C. Bousema
William C. Bousema
Chief Financial Officer,
Senior Vice President and Secretary
Primal Solutions, Inc.
August 17, 2006